                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                            THE KINETICS GROUP, INC.

bioKINETICS, Inc., a Delaware corporation

microKINETICS, Inc., California corporation

Quality Assurance Management, Inc., a California corporation

KSI Mfg. & Services, Inc., a California corporation

Hi-Tech Tool Rental, Inc., a California corporation

KSI West Coast Mfg, Inc. DBA X-50 Sales & Mfg., a California corporation

Submicron Products, Inc., a California corporation

Kinetic Systems Caribe, Inc., a Delaware corporation

ProComp, Inc., a Delaware corporation

Kinetic Systems International, Inc., a California corporation

Kinetic Systems de Mexico, S.A. de C.V., a Mexico corporation

Kinetic Systems Singapore Pte. Ltd., a Singapore corporation

Kinetic Systems France SARL, a France corporation

K.M.I. Micro Electronics Ltd., an Israel corporation

Kinetic Systems Italy SrL, an Italy corporation

Kinetic Systems, Inc., a California corporation